Exhibit 99.1
Press Release
Filed by PlanetOut Inc. Pursuant to Rule 425
Under the Securities Act of 1933
And Deemed Filed Pursuant to Rule 14a-12
Commission File No.: 000-50879
Subject Company: Here Media Inc.
PlanetOut, Here Networks and Regent Entertainment Media Announce Merger to Create Here Media Inc.
Transaction to create LGBT media powerhouse
SAN FRANCISCO, January 8, 2009 — PlanetOut Inc. (Nasdaq: LGBT) announced today that it has signed a definitive merger agreement to combine with Here Networks LLC and Regent Entertainment Media Inc. PlanetOut serves the lesbian, gay, bisexual and transgender, or LGBT, community through its websites, Gay.com and PlanetOut.com. Here Networks is a leading provider of programming services to cable and satellite television and internet platforms of movies, series, documentaries and other content specially tailored for the LGBT community. Regent Entertainment Media is the publisher of magazines directed to the LGBT community including The Advocate, Out and HIVPlus.
The combined public company will be called Here Media Inc., with Stephen P. Jarchow as Chairman and Paul Colichman as CEO. The board of directors of the new company will initially consist of Mr. Jarchow, Mr. Colichman, and Phil Kleweno, PlanetOut’s Chairman.
The transaction will be effected through a contribution by the owners of Here Networks and Regent Entertainment Media of those businesses and a minimum of $4.7 million of cash into Here Media, a newly formed holding company. PlanetOut will concurrently be merged with a wholly owned subsidiary of Here Media. Following the contribution and the merger, all three companies will be subsidiaries of Here Media.
Under the terms of the agreement, PlanetOut stockholders will receive one share of Here Media common stock, together with one share of Here Media special stock, for each share of PlanetOut stock that the stockholder owns immediately prior to the effective time of the merger, which will result in the former PlanetOut stockholders owning 20% of Here Media’s common stock and 100% of its outstanding special stock. The owners of Here Networks and Regent Entertainment Media will receive that number of shares of Here Media’s common stock such that they will own 80% of Here Media’s common stock following the merger and the contributions. The special stock is being issued to provide a limited form of downside protection in the event of a liquidation, dissolution or winding up of Here Media or a sale of Here Media for cash or marketable securities within four years after the merger and in which the holders of Here Media common stock would, but for the effect of the special stock, receive less than $4.00 per share. In that event, the holders of special stock would be entitled to a priority claim on any liquidation proceeds otherwise distributable to holders of Here Media common stock in an amount such that the liquidation proceeds they receive, when added to the liquidation proceeds payable on an equal number of shares of Here Media common stock after giving effect to the liquidation priority of the special stock would equal $4.00 of total liquidation proceeds, to the extent such funds are available after payments of all creditor claims and all liquidation preferences and accrued dividends payable to holders of preferred stock, if any. Neither the common stock nor the special stock of Here Media is currently expected to be listed.
“Following a very thorough review of all of the strategic alternatives available to us, and the proposed transaction, our Board concluded that the opportunity to combine with Here Networks and Regent Entertainment Media was in the best interests of PlanetOut’s stockholders,” said Karen Magee, PlanetOut’s CEO. “We believe that the strategic fit between PlanetOut and Here Media, and the complementary nature of these respective businesses, their client bases, and their audiences, will result in a combined company with greater financial and market strength than either business on its own.”
“This business combination will unite a powerful broadband video solution with an iconic brand and a leading URL in the LGBT community,” said Paul Colichman, CEO of Here Networks. “We are extremely excited about the opportunity to leverage this exceptional collection of assets to expand our audience, grow our revenues, and increase stockholder value.”
Allen & Company LLC acted as financial advisor to PlanetOut. Viant Capital LLC has also provided PlanetOut with a fairness opinion.
Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, is acting as legal counsel to PlanetOut.
Mayer Brown LLP is acting as legal counsel to Here Media, Here Networks and Regent Entertainment Media.
The agreement is subject to the affirmative vote of the holders of a majority of the outstanding shares of PlanetOut common stock, regulatory filings and approvals, and certain other closing conditions. The parties hope to close the transaction in or before the second quarter of 2009.
The companies will host a conference call to discuss the transaction beginning at 2:00 p.m. PT on Tuesday, January 20th, 2009. The dialing instructions for the call are:
In the United States: 866-866-2244
Outside the U.S.: 404-260-1415
Passcode: 8415874#
About PlanetOut Inc.
PlanetOut Inc. is a leading media and entertainment company exclusively serving the lesbian, gay, bisexual and transgender (LGBT) community. PlanetOut’s digital media brands include two of the longest-established LGBT sites on the Web, gay.com and PlanetOut.com — both of which are known for their robust online communities as well as their entertainment, news, fitness, health, style, and travel content. PlanetOut is based in San Francisco. For more information, please visit www.planetoutinc.com.
About Regent Entertainment Media
Regent Entertainment Media publishes magazines and books for the gay and lesbian market with brands including The Advocate, Out, and HIV Plus, as well as the Alyson Books publishing division. Regent Entertainment Media’s online presence incorporates the award-winning Advocate.com, Out.com, and HIVPlusMag.com as well as the new SheWired.com, and Gaysports.com. The company has offices in Los Angeles and New York. For more information please visit www.regentmedia.com.
About Here Networks
The company includes here!, a leading gay and lesbian television network.
Founded in 2002, here! airs on all major U.S. cable systems as a 24-hour subscription service. here! offers a wide variety of groundbreaking and acclaimed original movies and series plus a large collection of films appealing to the LGBT audience. here! Video, the broadband portal of Here Networks found at www.heretv.com/videoplayer, provides a broad sampling of here! programming. The company has offices in Los Angeles and New York. For more information on please visit www.heretv.com.

Forward-Looking Statements
In addition to the historical information contained herein, this press release contains forward-looking statements, including statements regarding the proposed business combination, the timing thereof and the potential synergies resulting from the transaction, as well as statements containing the words “believes,” “anticipates,” “expects,” and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the companies to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the timing of regulatory and stockholder approvals, the limited operating history and variability of operating results of the parties to the transaction; competition; timing of product launches; success of marketing efforts; and dependence on technology infrastructure, cable and satellite operators, and the Internet.
Nothing in this communication shall constitute a solicitation to buy or an offer to sell shares of Here Media Inc., the new public company referenced above. The offer and sale of such shares in the transaction will only be made pursuant to an effective registration statement. Stockholders are urged to read the Proxy Statement/Prospectus that will be included in the registration statement on Form S-4 concerning this transaction to be filed with the Securities and Exchange Commission (“SEC”) because it will contain important information. Investors will be able to obtain this document when filed for free from the SEC’s web site at www.sec.gov or from PlanetOut by contacting its corporate secretary.
PlanetOut and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from PlanetOut’s stockholders with respect to the proposed transaction. Information regarding PlanetOut and its directors and executive officers is included in its annual report on Form 10-K filed with the SEC on March 11, 2008 and in other public filings made from time to time with the SEC, which are available on the SEC’s website. More detailed information regarding the identity of potential participants and their direct or indirect interests in the transaction, by securities holdings or otherwise, will be set forth in the registration statement and proxy statement/prospectus and other documents to be filed with the SEC in connection with the proposed transaction.